SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549




                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported) June 16, 1999




                            USFREIGHTWAYS CORPORATION


                  Delaware          0-19791                36-3790696
         (State of Incorporation)  (Commission           (IRS Employer
                                    File Number)        Identification No.)



                   9700 Higgins Road, Rosemont, Illinois 60018
               (Address of principal executive offices) (Zip Code)


                          Registrant's telephone number
                       including area code: (847) 696-0200


                                 Not applicable
           (Former name of former address, if changed since the last report)




    The Exhibit Index is located on Page 2. This Report contains 3 pages.

Item 5.  Other Events.

                  On June 16, 1999, USFreightways Corporation announced that it expected second quarter earnings to exceed 90 cents per diluted share.


Item 7.  Exhibits.

                  Exhibit 99 News Release, dated June 16, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    USFREIGHTWAYS CORPORATION


                                    By:   /s/Christopher L. Ellis
                                            Christopher L. Ellis
                                            Senior Vice President, Finance and
                                            Chief Financial Officer


Date:  June 17, 1999







                                    EXHIBIT 99


FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:     CHRIS ELLIS
Wednesday, June 16, 1999
847.692.0205


                      USFreightways Expects Record Earnings

         Rosemont, Ill...USFreightways Corporation (NASDAQ:USFC) reported it expects net earnings for the second quarter which will end July 3, 1999 will equal or exceed 90 cents per diluted share. The analysts' consensus estimate is 79 cents per diluted share with a range of 76 to 82 cents per share.
         Cam Carruth, Chairman and CEO of USFreightways, commented, "We believe that the record revenue and earnings achieved in April, May and the first two weeks in June will continue for the balance of the quarter. All of our business units - regional LTL, logistics, freight forwarding and truckload have shown improvement over the same period of last year. In particular, USF Holland, USF Reddaway and USF Logistics have recorded results exceeding original forecasts."
     USFreightways (NASDAQ: USFC) provides comprehensive supply chain management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.
     This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission including forms 8K, 10Q and 10K.